COMMERCIAL LEASE AGREEMENT

STATE OF ALABAMA)
COUNTY OF MOBILE)

This lease, is made this the 1st day of March, 2021, by and between Central Optical, LLC, an Alabama limited liability company, hereinafter called "Lessor," and Computer Programs and Systems, Inc., a Delaware Corporation, hereinafter called "Lessee." The Agent for Lessor is CRE-Mobile, LLC, hereinafter called "Agent."

WITNESSETH: That the Lessor does hereby demise and let unto the Lessee the following described real property in Mobile County, Alabama, to-wit, together with improvements thereon "Premises":

1. DESCRIPTION

The two storied building located at 54-56 St. Emanuel Street, Mobile, AL, comprising approximately 20,093 square feet, and more particularly illustrated on the attached Exhibit A; situated on the following described lot of land:

> Begin at a point on the west line of St. Emanuel Street 31.01 feet south of the south line of Conti Street; run southwardly along the west line of St. Emanuel Street 89.42 feet to a point; thence run westwardly 115 feet to a point on the east line of a vacated alley; then run northwardly along said east line of the vacated alley 89.13 feet to a point; then run eastwardly 118.46 feet back to the point of beginning.

2. TERM

For continuous use and occupancy by the Lessee as professional office space and for no other different use or purpose, for and during the term of approximately 36 months beginning on the 6th day of June, 2024 and ending on the 31st day of May, 2027.

IN CONSIDERATION WHEREOF, the Lessee promises and agrees to pay the Lessor, or Agent, at the office of Agent as fixed minimum rent for the Premises for the whole term hereunder, the sum of ($1,258,543.80) Dollars, which said sum is payable in the amount and manner, and for the rental period, hereinafter set forth:

> Beginning on June 6, 2024, $34,959.55, and thereafter due and payable on the first of each month for the entire term.

In the event Lessee is obligated to pay rent for less than a full calendar month, rent shall be prorated on a daily basis based upon the actual number of days in the prorated month.

THIS LEASE IS MADE UPON THE FOLLOWING FURTHER TERMS, CONDITIONS AND COVENANTS:

3. SECURITY DEPOSIT

Lessee has deposited with Lessor the sum of ZeroDollars ($00.00) as security for the faithful performance and observance by Lessee of the terms, provisions and conditions of this lease. It is agreed that in the event Lessee defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Lessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment thereof or for payment of any other sums which Lessor may be required to expend by reason of Lessee's default including, but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages deficiency accrued before or after summary proceeding or other re-entry by Lessor. In the or event that Lessee shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this lease, the security shall be returned to Lessee without interest, after the expiration of the lease and delivery of entire possession of the Premises to Lessor.

4. LATE CHARGE

In addition to all other payments provided for in this lease, Lessee shall be assessed with and shall pay a late charge of $1,000 for each rental installment which is delinquent for five (5) days or more.

5. POSSESSION

The Lessor covenants that the Lessee on paying the fixed minimum rent, and additional rent reserved, if any, ("rent") and performing all the covenants and agreements herein contained shall peaceably and quietly have, hold and enjoy the Premises. However, the Lessor shall not be liable for the failure or inability of the Lessee to obtain possession of the Premises provided the Lessor shall exercise due diligence to place the Lessee in possession.

6. AGENCY AND COMMISSIONS

In consideration of Agent's services in negotiating this Lease, Lessor agrees to pay Agent, a commission of 5% the gross rents and additional rents payable during the term of this lease; said commission to be paid ½ upon execution of this agreement, and ½ upon collection of the 1st months' rent.

7. ALTERATIONS

Lessee will make no alterations in or to the Premises and will not paint any part of the improvements thereon without the written consent of the Lessor's Agent, except as otherwise herein provided, and in no event shall Lessee paint sprinkler heads, if sprinkler system exists on the Premises.

8. ADDITIONAL LESSEE'S DUTIES

Lessee will replace all plate and other glass, if and when broken: and will replace all keys lost or broken, keep the roof, gutters and downspouts clean, and will pay bills for sewer, water, light and gas used on Premises, and will keep the interior of the Premises, together with all electrical, plumbing (above or below the ground), elevators, heating, air conditioning, sprinkler systems, and other mechanical installation and/or systems therein, and interior ceilings, in good order and condition, and will promptly repair all damage suffered as a result of freezing, stoppage or from Lessee's neglect. Should Lessee fail to do or undertake the replacement, maintenance and repair of the items and things herein required of Lessee, the Lessor may do and undertake the same, after two days' written notice, and the Lessee will pay the Lessor the costs and expenses thereof, together with interest hereon at the highest legal rate, not to exceed 15% per annum, upon demand, and any sum thus due from Lessee to Lessor by virtue hereof shall be secured as additional rent under the terms of this lease.

Lessee shall maintain the Premises including any adjacent parking lots and yard areas for which it has possession under the terms of this Lease in a clean and neat condition, keeping all windows and plate glass clean, storing all trash, garbage and rubbish in closed containers or dumpsters providing for prompt and regular removal of same, and Lessee shall not otherwise dispose of or burn any trash, garbage or rubbish on or about the Premises.

9. LESSOR RELEASED

Lessor shall not be liable for any loss or damage caused by, or growing out of, any breakage, leakage, getting out of order or defective conditions of said elevators, heating, air conditioning, other mechanical installations and/or systems, electric wiring, pipes, closets or plumbing, or any of them, nor shall Lessor be liable for any damage to any property on the Premises caused by, or growing out of, fire, rain, lightning, wind, high water, over-flow water, freezing or other causes.

10. ORDINANCES AND NUISANCES

Lessee will comply at all times and in all respects with all laws and ordinances relating to nuisances, fire, health, safety and sanitation in so far as the Premises and the streets and highways bounding the same are concerned, and the Lessee will not by any act, or omission, render the Lessor liable for any violation thereof. Lessee will not commit any waste of the Premises, or permit the same to be done, and will take good care of the Premises at all times. If the Premises, or any part thereof, consists of first floor space, adjacent upon the street, or alley, the Lessee will keep the sidewalk and curb in front thereof or adjacent thereto clean, and save harmless the Lessor from all damages or claims for damages for failure so to do.

Lessee shall not conduct or permit any activity on the Premises which will result in the emission of loud noises or offensive odors so as to disturb adjacent tenants or property owners.

11. OVERLOADING

Lessee will not overload the building, its floors, roof, walls or elevators and shall be liable for all damages to the Premises or other consequences of overloading and Lessee assumes the further

responsibility to determine the extent to which the Premises may be used without violating this provision.

12. DEFAULT

Upon the happening of any one or more of the events as expressed below in (a) to (i) inclusive (which said events shall separately and severally constitute a default hereunder at Lessor's option), the Lessor shall have the right at the option of the Lessor to: (1), annul and terminate this lease, and thereupon re-enter and take possession of the Premises: or (2), re-enter and re-let the Premises from time to time, as agents of the Lessee, and such re-entry and/or re-letting shall not discharge the Lessee from any liability or obligations hereunder, except that net rents (that is, gross rents less the expense of collecting and handling, and less commissions) collected as a result of such re-letting shall be a credit on the Lessee's liability for rents under the terms of this lease. Nothing herein, however, shall be construed to require the Lessor to re-enter and re-let in such event. Nor shall anything herein be construed to postpone the right of the Lessor to sue for rents, whether matured by acceleration or otherwise, but on the contrary the Lessor is hereby given the right to demand, collect and/or sue therefore at any time after default.

a) In the event the Lessee should fail to pay any one or more of said installments of rent as and when the same becomes due, or fail to pay on demand any amount due Lessor and secured as additional rent hereunder.
b) In the event Lessee removes, attempts to remove or permits to be removed from the Premises, except in the usual course of trade, the goods, furniture, effects or other property of the Lessee brought thereon.
c) In the event an execution or other legal process is levied upon the goods, furniture, effects or other property of the Lease brought on the Premises, or upon the interest of the Lessee in this lease.
d) In the event a petition in bankruptcy or a petition under the Bankruptcy Act, or any amendment thereto, is filed by or against the Lessee or the Lessee is adjudged a bankrupt.
e) In the event of an assignment for the benefit of creditors is made by the Lessee.
f) In the event of the appointment of a Receiver of Lessee's property.
g) In the event the Lessee, before the expiration of said term, without the written consent of the Lessor, vacates the Premises or abandons the possession thereof, or uses the same for purposes other than the purposes for which the same are hereby let, or ceases to use Premises for the purposes herein specified.
h) In the event that Lessee shall cause or allow a mechanics' and materialman's lien to accrue against the Premises.
i) In the event the Lessee violates any of the other terms, conditions or covenants on the part of the Lessee herein contained.

13. ACCELERATION

Upon default, breach of condition, or upon the termination of this lease and re-entry upon the Premises for any one or more of the causes set forth above that is not cured by Lessee within five (5) days following written notice to Lessee by Lessor, or upon any termination of this lease or re-entry of the Premises, the rents hereunder for the entire rental period and other indebtedness, if any, payable under provisions hereof shall be and become immediately due and payable and without regard to whether or not possession of the Premises shall have been surrendered to or taken by the Lessor.

14. IMPROVEMENTS

All improvements and additions to the leased premises shall adhere to the Premises, and become the property of the Lessor, with the exception of such additions as are usually classed as furniture and trade fixtures (including but not limited to those listed in Exhibit C of the Sublease executed between Red Square LLC and Lessee and consented in writing by Lessor). Said furniture and trade fixtures are to remain the property of the Lessee, and may be removed by the Lessee upon the expiration of this lease, provided all terms, conditions and covenants of the within contract have been complied with by the Lessee and said Lessee restores the building and premises to its original condition, natural wear and tear, excepted.

15. FIRE/WIND AND OTHER CASUALTIES

If the Premises shall be damaged or destroyed by fire, flood, wind-storm, riot, insurrection or other cause, without fault of the Lessee, then, and in the event, the Lessor shall have the option within sixty (60) days from the time such damage shall have occurred to elect whether Lessor shall or shall not repair and restore said building to its original shape and condition, and the Lessee shall be

notified of such election in writing. Should Lessor elect to make such repairs or restorations, same shall be completed as soon after such election is made as is practicable, and from time such damage occurs until the repairs are completed, an equitable abatement of rents shall be allowed.

Should Lessor fail to elect to repair or restore the Premises, Lessee may at Lessee's election within thirty (30) days from the expiration of said sixty (60) days period, either terminate this lease or elect to repair or restore the Premises at Lessee's own expense, provided that notification of such election shall be given to Lessor in writing; and provided that if Lessee elects to repair or restore the Premises such repairs or restoration shall be commenced immediately and promptly completed with the exercise of all reasonable diligence. An equitable abatement of rent shall be allowed from the time such damage occurs until the repairs or restoration are completed.

16. NOTICES
Except under those circumstances where it is requisite that notice be given to the Lessee at the Premises; any notice, demand, communication, or election to exercise any option hereunder, whether intended for the Lessor or for the Lessee, shall be in writing, and may be served or delivered in person, or by prepaid U.S. registered or Certified mail, to the address of the party intended as the recipient thereof as such address is herein stated, or to such other address as the parties hereto may at any time, and from time to time, designate in writing, (and as to notice to Lessor, a copy thereof shall be mailed or delivered to the Agent).

17. SIGNS
The Lessee shall not display or erect, or cause to be painted on or affixed to, the Premises, any lettering, signs, advertisements, awnings, or other projections thereon, without the written consent of the Lessor first sought and obtained, which consent shall not be unreasonably withheld. The Lessee's request thereof shall be in writing and shall contain such information as to the proposed lettering and/or signs as the Lessor may reasonably require.

18. SURRENDER
At the expiration of the tenancy herein created, Lessee shall surrender the Premises in the same condition of cleanliness, repair and sightliness as the Premises were in as of the commencement of business under this lease unless meanwhile repaired or improved, in which event, from the time of such repairs or improvements as to that portion so repaired or improved, reasonable wear and tear and damage by unavoidable casualty excepted, and shall surrender all keys for the Premises to Lessor at the place then fixed for payment of rent and shall inform Lessor of all combination on locks, safes and vaults, if any, in the Premises. Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this lease.

19. ATTORNEY'S FEE
Should either party to this lease agreement retain an attorney to enforce or defend its rights arising under any provision in this lease agreement pursuant to a suit or action, the substantially prevailing party's resulting reasonable attorney's fees, court costs, and any related fees shall be paid by the other party.

20. WAIVER OF EXEMPTIONS
In order to further secure the prompt payment of said rents, and when the same mature, and the faithful performance by the Lessee of all and singular the terms, conditions and covenants on the part of the Lessee herein contained, and all damages and cost that the Lessor may sustain by reason of the violation of said terms, conditions and covenants, or any of them, the Lessee does hereby waive any and all right to claim personal property as exempt from levy and sale under the Constitution and Laws of the State of Alabama or any other State.

21. EASEMENTS
No representation on the part of the Lessor, or Agent, is here contained concerning the existence or not of any rights-of-way, party wall agreements, zoning ordinances, easements prescriptions, or covenants running with the land effecting the Premises, and to the extent only as such may be determined by a physical inspection of the property and/or as such may be of record in the Probate Court of the County in which the Premises are located, the Lessee takes possession hereunder charged with notice thereof, and is bound to recognize all such rights-of-way, party wall agreements, easements, prescription and covenants running with the land, and zoning ordinances, and to indemnify and hold the Lessor harmless for any violations or breaches there-of by said

Lessee. Lessor reserves the right to change the location of improvements, parking spaces, parking entrances and assess to the Premises.

22. INDEMNITY

The Lessee will indemnify and save harmless the Lessor from all fines, suits, claims, demands and actions of any kind or nature, by reason of any breach, violation or non-performance of any condition here of on the part of the Lessee. The Lessee will indemnify, protect and save harmless the Lessor herein, from any loss, cost, damage, or expense caused by injuries to persons or property, while in, on, or about the Premises; and any and all property of said Lessee which may be located or stored in the Premises shall be at the sole risk of said Lessee.

23. LIABILITY INSURANCE

Lessee shall maintain at Lessee's expense public liability insurance covering the Premises and operations of Lessee having limits of liability of not less than $1,000,000 bodily injury per occurrence plus $1,000,000 property damage per occurrence, or a Combined Single Limit of liability not less than $1,000,000 per occurrence. Such policy shall name Lessor and Agent as additional insured's and shall require that Lessor and Agent be given thirty (30) days advance notice in event of cancellation or material change, and shall furnish to Lessor and Agent a Certificate of Insurance as evidence of compliance with this requirement.

24. STEAM BOILER

Lessee is strictly prohibited from installing and operating a steam boiler on the Premises without written permission of Lessor, and such permission will be granted only after Lessee provides satisfactory proof of specific boiler explosion insurance with limits adequate to cover damage to the Premises.

25. LESSOR'S RIGHTS CUMULATIVE

The failure of the Lessor to insist, in any one or more instances, upon a strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Lessor of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by the Lessor of any provision hereof shall be deemed to have been made unless expressed in writing, and signed by the Lessor, or Lessor's Agent.

26. SEVERABILITY

If any term, covenant or condition of this lease or the application thereof to any person or circumstances shall to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this lease shall be valid and be enforced to the fullest extent permitted by law.

27. HOLDING OVER

Any holding over after the expiration of the term hereof, without the consent of the Lessor, shall be construed to be a tenancy from month-to-month, subject to all the terms and conditions hereof except that the monthly rental during any such period of holding over shall be in an amount equal to One Hundred Fifty percent (150%) of the monthly rental as specified herein; but nothing in this section shall be construed as consent by Lessor to any holding over or as a waiver of any rights of Lessor otherwise provided for herein. If the Lessee continues to remain in the Premises after the expiration of the said term or after a forfeiture incurred, the Lessor, at any time, whether rent has been accepted by the Lessor or not, reserves the unqualified right, or option to notify the Lessee in writing of his election to terminate the lease or any extension thereof, said termination to be effective at the end of the calendar month in which said notice is given, unless less than ten (10) days remain in said month, in which event the effective date of termination shall be the last day of the calendar month following the date on which notice is given.

28. CONDITION

Nothing herein contained shall be construed as a warranty that the Premises are in good condition or are fit or suitable for the use or purpose for which they are let. Neither the Lessor nor Agent have made any representation or promise with respect to the condition or suitability of the Premises except as herein expressly set forth.

29. MAINTENANCE & REPAIRS

Lessor shall maintain and keep in good repair the roof and exterior walls of the buildings located on the Premises, exclusive of glass and doors. However, Lessor shall not be obligated to make any other repairs or do any other work on or about the Premises or to any equipment thereon, and all other repairs and maintenance shall be performed by Lessee.

Lessor reserves the right after reasonable notice and at any time to enter upon the Premises himself, his workmen, contractor, architect, artisans and laborers, to make such repairs and to do such work on or about the Premises as Lessor may deem necessary or proper, or that Lessor may be lawfully required to make; and such repairs shall be made at the Lessee's own risk as to his goods, wares, fixtures, equipment, stock, and furnishings, and as to protection thereof from theft or damages or other hazard directly or indirectly connected with such repair work. Should the Lessee fail to make any repairs, replacements or fail to undertake any maintenance agreed to by it under this lease, the Lessor may enter the Premises and make such repairs, replacements and undertake such maintenance under the same conditions thereinabove set out, and the cost thereof shall be payable by the Lessee on demand, together with interest at the highest legal rate not to exceed 15% per annum and which said sum shall be secured as additional rent under the terms of this lease.

30. INSPECTION

Lessor or Agent, reserves the right to visit and inspect the Premises at all reasonable times, and to show said premises to prospective tenants and purchasers, and to display "For Sale: signs on said premises, and during the last 6 months of this lease to display "For Rent" signs on said premises.

31. EMINENT DOMAIN

If the whole of the Premises shall be taken by Federal, State, County, City, public utility, or other authority for public use or under any statute, or by right of eminent domain, or sold under threat of such taking, then when possession shall be taken thereunder of the Premises, the term hereby granted and all rights of the Lessee hereunder shall immediately cease and terminate, and the Lessee shall not be entitled to any part of any award that may be made for such taking, nor to any damages hereof except that the rent shall be adjusted as of the date of such termination of the lease. If but a part of the Premises be taken by right of eminent domain, this lease shall continue in full force and effect, as to the property remaining, and provided such property remaining is capable of continued use and enjoyment by the Lessee for the uses and purposes provided for hereunder, and the Lessee shall not be entitled to any award that may be made for such taking; nor shall such taking constitute a termination of this lease, or a constructive eviction of Lessee. The rent payable hereunder shall be adjusted as of the time of such taking to equitably reflect the change in the size of said remaining property.

32. CONDEMNATION

In the event the improvements on the Premises are condemned by any Public Authority except under conditions described in the paragraph immediately following, it is agreed and understood that upon notice of such order of condemnation that the Lessor has the option or election to (a) terminate this lease as herein provided, or (b) make the required repairs. If the Lessor elects to terminate this lease he shall give notice thereof in writing to the Lessee within thirty (30) days of the date of the receipt of the order of condemnation from the Public Authority, and the Lessee shall then have thirty (30) days from the receipt of the Lessor's notice to exercise, to (a), surrender possession of the Premises or (b), continue in possession and make the required repairs at the Lessee's expense. If the repairs are made by either the Lessor or Lessee, as herein provided for, during the actual period of such repairs, it is agreed that there shall be a proportionate abatement of rent. PROVIDED, HOWEVER, that nothing herein contained shall be construed as prohibiting, limiting, diminishing or altering the Lessor's right to contest, deny, protest or in any other way attack, question or defend the matters involved in such condemnation both as to the facts and the authority of the Public Authority, and in that event the options or elections hereinabove provided for shall be exercisable in the manner above provided, only after the matters in contest have been judicially determined. The Lessor shall give notice to the Lessee of his election to contest the order of condemnation within thirty (30) days after receipt of same.

33. SAFETY

If any Public Authority requires structural or other repairs or changes the Premises here demised, (for example, such as fire extinguisher systems, fire escapes, extra supports and braces), all or any of which are required by virtue of the Lessee's use of the Premises, then such changes, repairs, additions, shall be promptly made after notice thereof, solely at the Lessee's expense, and upon the

Lessee failing or refusing to do so, the Lessor may (a), consider this lease in default, or (b), make such repairs, changes, additions, at the Lessee's cost and expense and such sums so expended together with interest thereon at the highest legal rate, not to exceed 15% per annum, shall be payable on demand and be secured as additional rent hereunder.

34. LESSEE TO PAY TAXES & ASSESSMENTS
Lessee shall pay, before the same become delinquent, all ad valorem taxes, user fees and other charges, including, without limitation, storm water drainage, paving or other assessments, which may be levied and assessed against or with respect to the Premises by any state, county, city or other governmental agency or taxing authority, whether against Lessor or Lessee at any time and whether levied against the land, buildings or improvements of the Premises, and shall furnish evidence satisfactory to Lessor that all of the same have been paid. All taxes and charges levied or assessed against, or with respect to the Premises for the first and last years of this lease shall be pro rated between the parties as of the date of this lease and the date of termination, respectively. In the event the assessments against the Premises cannot be separated from the assessment applicable to other property of the Lessor, Lessee shall pay a pro rata share determined by applying to the tax a fraction, the numerator of which shall be the number of square feet of space in the Premises and the denominator of which shall be the total square footage of property included in the tax assessment of the Revenue Commissioner. The taxes and charges required herein to be paid by Lessee shall be considered as additional rent.

35. LESSEE TO REIMBURSE LESSOR INSURANCE
Lessee agrees to pay to Lessor the cost of all premiums for insurance coverage with all endorsements for any lease year with respect to the Premises. In the event premiums payable by Lessor include the common areas, buildings or stores other than the Premises then premiums shall be apportioned among the Premises and such other buildings and stores to the extent that Lessee shall pay only its proportion of any such premiums. These monies shall be considered as additional rent and Lessee shall pay all such amounts upon demand by Lessor, which demand shall be accompanied by a statement setting forth the basis of such payments due from Lessee.

36. ADJOINING PROPERTY
Lessor does not warrant any rights to light, view or air over adjoining property and any diminution or shutting off of light, view or air by any structure which may exist or be erected adjacent to the Premises shall in no ways affect this lease, or impose any liability on Lessor.

37. SUCCESSORS IN INTEREST
Every provision hereof applicable to the Lessor and every provision hereof applicable to the Lessee shall also bind, apply to and run in favor of "their respective successors in interest, heirs, or personal representatives" as fully as if said quoted words were inserted after the word "Lessor" and "Lessee" wherever they appear herein, except that this provision shall not permit the assignment of the lease, or subleasing of the Premises except on the conditions here imposed.

38. MORTGAGE
This lease shall at all times be subject and subordinate to the lien of any mortgage or mortgages now or hereafter placed upon the Premises, and to all advances to be made upon the security thereof. The Lessee binds and obligates itself to execute and deliver such further instrument or instruments subordinating this lease to the lien of any such mortgage or mortgages at any time which the same may or shall be desired by any mortgagee or proposed mortgagee or by the Lessor. It is further agreed and understood, however, that whether this lease is subordinate to any such mortgage, or not, the Lessee's absolute right to quiet enjoyment of the Premises demised hereby shall be maintained so long as Lessee shall pay all rentals and perform all duties required of Lessee hereunder.

39. "LESSEE" DEFINED
The words "Lessee" includes the plural as well as the singular and if there be more than one Lessee, a breach of condition or default by any one shall at the Lessor's option, bind all of the Lessees equally under the terms of this lease. The term Lessee also includes natural persons, partnerships and corporations, other entities, or any combination thereof.

40. ARBITRATION
Wheresoever herein provision has been made for the abatement of rent or the equitable adjustment thereof as in case of damage by fire or other causes, eminent domain or condemnation, it is agreed

and understood that in the event the Lessor and the Lessee should fail to agree as to the amount of such adjustment or the duration of time that such adjustment shall apply, that the matter in dispute at the election of either party shall be arbitrated. In order to provide for arbitration, it is further agreed that the Lessor or Lessor's agent shall appoint one (1) arbitrator and the Lessee shall appoint another, and the two (2) arbitrators so appointed shall select a third, and the opinion of the majority of said arbitrators shall in all things be final and binding upon the parties hereto. Any costs incurred in securing arbitration shall be borne equally by and between Lessor and Lessee.

41. RIDERS

All riders attached thereto are by reference made a part hereof and any terms or conditions of such rider, in conflict or inconsistent with the printed lease, shall supersede and control.

42. CAPTIONS

The captions of this lease are for convenience only and are not a part of this lease and do not in any way limit or amplify the terms and provisions of the lease.

43. LIMITATION OF LIABILITY

Lessee agrees that there shall be absolutely no personal liability on the part of the Lessor or Agent with respect to any of the terms, covenants and conditions of this Lease. Lessee shall look solely to the interest of the Lessor in the Premises for the satisfaction of each and every remedy of Lessee in the event of any breach of the Lessor, its successor and assigns, of any of the terms, covenants and conditions of this lease to be performed by the Lessor.

44. AUTHORITY TO EXECUTE

This lease contains the entire and only agreement between the parties concerning the Premises and no oral or written statements or representations, if any, of any party hereto or any representative of a party hereto, not contained in this instrument, shall have any force or effect. This lease shall not be modified in any way except by a writing executed by Lessor and Lessee, and no oral agreement or representations for rental shall be deemed to constitute a lease other than this agreement. This agreement shall not be binding until it shall have been executed by Lessee and Lessor.

45. ENVIRONMENTAL INDEMNIFICATION BY LESSEE

Lessee shall unconditionally indemnify, defend and hold Lessor harmless from and against all loss, liability, claims, actions, expenses, lawsuits, proceedings, demands, assessments, adjustments and costs (including specifically, but without limitation, reasonable attorneys and consultants fees and expenses of investigation) which solely arise from or are related to Lessee's use of the Premises and (1) the imposition or recording of a lien, the incurring of costs or required repairs, clean up or detoxification and removal under any Hazardous Materials Law with respect to the Premises or liability to any third party in connection with any violation of a Hazardous Materials Law by Lessee; (2) the presence on or under, or the discharge, emission, release or threatened release from the Premises unto the environment arising from the installation, use, generation, manufacture, treatment, handling, refining, production, processing, storage, removal, clean up or disposal of any solid, hazardous material by Lessee at the Premises; (3) loss of value of the Premises as a result of any such lien, clean up, detoxification, loss, liability, damage, expense or claim or a failure or defect in title occasioned by the use of any such hazardous or toxic substance, pollutants, contaminants, or wastes after the commencement date of this lease; and (4) foreseeable and unforeseeable incidental and consequential damages related to the foregoing. Such indemnification shall survive the expiration or other termination of the term of this Lease. Notwithstanding the foregoing, Lessee shall not be responsible for the condition of the Premises which existed prior to the date of the execution of this lease.

46. ASSIGNMENT/SUBLEASING

Each and every transfer or assignment of this lease by the Lessee or any interest there shall be null and void, unless the written consent of the Lessor be first obtained thereto, which consent shall not be unreasonably withheld. Any violation hereof is agreed and understood to constitute a substantial and material breach of condition of this lease, with all of the rights thereunto pertaining as in the case of default for any other cause hereunder. Notwithstanding, Lessor shall provide Lessee with at least five (5) days to cure following written notice to Lessee for any alleged material breach before Lessor enforces the terms of this Agreement related to Lessee's alleged breach. In the event of any assignment/sublease for which consent is given as stipulated herein, Lessee agrees to designate Lessor as its exclusive agent in attempting to secure a suitable assignee or sublessee for the

remainder of the term of the Lease. Lessee further agrees to pay an assignment/subleasing fee in the amount of one month's rent as set forth herein for efforts on Lessee's behalf.

IN WITNESS WHEREOF, the Lessor and the Lessee have executed THESE PRESENTS in triplicate by affixing hereunto their respective hands and seals on the day and date first above set forth.

LESSOR	**LESSEE**
CENTRAL OPTICAL, LLC	COMPUTER PROGRAMS AND SYSTEMS, INC
By: ______________	By: ______________
John D. Peebles Man. Partner	Its: ______________
Date: ______________	Date: ______________

Exhibit A



Conti Street
Saint Emanuel Street
Conception Street
Government Street
US 98
SUBJECT
14
10737 sqft
13
3227 sqft
15.001
15981 sqft
14.001
15
16493 sqft
260
36664 sqft
12
5246 sqft
11
12679 sqft
7
32779 sqft
10
3
21
20
The Merry
36
8206 sqft
45.001
17
12258 sqft
16
39
39.001



Red Square - 56 St. Emanuel Street
A1.0



Red Square - 54 St. Emmanuel Street
A2.0



54-56 St. Emmanuel Street - Suite A
EXECUTIVE OFFICE
OFFICE
RECEPTION
CONFERENCE
OPEN OFFICE
EXECUTIVE LOUNGE
FILE ROOM
ELEVATOR
STAIRWELL
SCHEMATIC DESIGN
ODOM
FLOOR PLAN - SUITE A
A1.0

Parking Agreement

Conception Street Lot, LLC, (CSL) successor to St. Emanuel Parking, LLC, herewith agrees to allow Computer Programs and Systems, Inc., (CPSI) the use of its 50 parking spaces located in the parking lot bordered by Government, Conti, Royal and St. Emanuel Streets (more particularly identified on Exhibit A attached hereto) for seventy-four (74) months, beginning April 1, 2021 and ending on May 31, 2027.

CSL's interest in this property is a leasehold interest and that lease is subject to cancellation by the property owner upon 180 days written notice, therefore CSL reserves the right to cancel this Parking Agreement upon 180 days written notice, should the property owner invoke his right of cancellation.

CSL grants to CPSI, and CPSI accepts, a license for the exclusive use of all of its 10 parking spaces in the lot immediately behind 56 St. Emanuel Street and fronting Conception Street (more particularly identified on Exhibit B attached hereto) and a license for the exclusive use of its 50 parking spaces located in the parking lot bordered by Government, Conti, Royal and St. Emanuel Streets (more particularly identified on Exhibit A attached hereto) (together, the "License"). The License shall be subject to, and used in accordance with, the terms and conditions of this Parking Agreement.

The terms of CSL's rights to the parking spaces identified in Exhibit A call for them to be available only Monday through Friday from 7 am until 7 pm during the term described above. These limitations do not apply to the parking spaces identified in Exhibit B.

It is the intent of CSL and CPSI that, except in the event of CPSI's default under the terms of this Parking Agreement, the License granted herein shall be irrevocable for the duration of each Term, except as expressly set forth in this Agreement.

For the use of these rights, CPSI agrees to pay CSL the following sums of money, each sum due and payable in advance of each monthly period. CPSI may send a written notice to CSL providing at least sixty (60) days' notice, wherein such notice shall reduce or increase (but only to the extent that such additional spaces are available) the number of parking spaces for the next monthly period following the written notice, and the following monthly price will be adjusted accordingly:

4/1/21 – 3/31/22	$4,200.00	per month ($70/space/mo)
4/1/22 – 3/31/23	$4,305.00	" "
4/1/23 – 3/31/24	$4,412.50	" "
4/1/24 – 3/31/25	$4,523.00	" "

4/1/25 – 3/31/26	$4,636.00	"	"
4/1/26 – 5/31/27	$5,543.88	"	"

CPSI herewith also agrees to protect, defend, hold harmless and indemnify CSL from any and all claims, losses, costs, damages, or expenses (including reasonable attorneys' fees) in connection with any injury to, including death of, any person or damage to any property arising out of CPSI's, or any of its employees, invitees, guests, contractors or agents negligent use of the parking spaces, or any negligent action, omission, or neglect of CPSI, or its employees, invitees, guests, contractors or agents. The obligations under this Section shall survive the expiration or earlier termination of this Parking Agreement.

Any notice, demand, communication, or election to exercise any option hereunder, whether intended for the Lessor or for the Lessee, shall be in writing, and may be served or delivered in person, via email, or by prepaid U.S. registered or Certified mail, to the address of the party intended as the recipient thereof as such address is herein stated, or to such other address as the parties hereto may at any time, and from time to time, designate in writing.

CONCEPTION STREET LOT, LLC

By________________________

It's Managing Partner

Date 02/22__/2021

COMPUTER PROGRAMS AND SYSTEMS, INC.

By________________________

It's Chief Executive Officer

Date 02/22__/2021

Exhibit A



112
3
50
Conti St
111
62
57
S Royal St
50
68
66
St Emanuel St
70
54
72
112
126
Government St

Exibit B


50
57
161
51
54
56
201
34
56
58
60
12